UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 21, 2024 (March 19, 2024)

NEWELL BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-9608	36-3514169
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6655 Peachtree Dunwoody Road

Atlanta, Georgia 30328

(Address of principal executive offices including zip code)

(770) 418-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

TITLE OF EACH CLASS	TRADING SYMBOL	NAME OF EXCHANGE ON WHICH REGISTERED
Common stock, $1 par value per share	NWL	Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 19, 2024, Newell Brands Inc. (the “Company”) appointed Robert A. Schmidt to serve as the Company’s Chief Accounting Officer (Principal Accounting Officer), effective March 25, 2024.

Mr. Schmidt, age 47, served as Chief Accounting Officer of Edgewell Personal Care Company, a publicly traded global personal care products company, from January through December 2023. Prior to his role at Edgewell Personal Care Company, he served as Chief Accounting Officer of ADC Therapeutics SA, a publicly traded commercial-stage biotechnology company, from August 2020 through December 2022, and as Chief Accounting Officer of Newell Brands Inc. from March 2019 through August 2020. Prior to March 2019, Mr. Schmidt served as Assistant Corporate Controller at Celgene Corporation, a global biopharmaceutical company, from December 2016 through February 2019, and before that he served at Tyco International, a publicly traded global provider of security, fire detection and suppression products and services, in various roles of increasing responsibility, including Vice President and Assistant Controller and Vice President and Controller, from August 2008 through December 2016. Mr. Schmidt is a Certified Public Accountant and was employed by PricewaterhouseCoopers as a public accountant early in his career.

There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. Schmidt and any of the Company’s executive officers or directors or persons nominated or chosen to become directors or executive officers. There is no arrangement or understanding between Mr. Schmidt and any other person pursuant to which Mr. Schmidt will be serving as Chief Accounting Officer (Principal Accounting Officer) of the Company. There are no transactions requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment, Mr. Schmidt will receive a base salary of $450,000 per year and a one-time employment transition bonus of $50,000 payable within 30 days of his start date. Mr. Schmidt will be eligible to participate in: (i) the Company’s Management Bonus Plan, with a target payout equal to 50% of his annual base salary and which can range between 0% and 200% of the target payout based on the extent to which applicable performance criteria are met, (ii) the Company’s Long-Term Incentive Plan, pursuant to which the Company makes awards of restricted stock units on an annual basis, with Mr. Schmidt’s LTIP target value being 75% of his annual base salary, although actual grants may vary from the target based on the Company performance and/or changes in the relevant market for compensation, (iii) the Company’s Flexible Perquisite Program, with a perquisite allowance of $16,128 per year, (iv) the Company’s Supplemental Employee Savings Plan, and (v) other benefit programs provided to the Company employees generally, including the Company’s Employee Savings Plan.

On March 19, 2024, Mr. Jeffrey M. Sesplankis, the Company’s current Chief Accounting Officer, resigned from his current roles as Chief Accounting Officer and Principal Accounting Officer effective as of March 25, 2024, and his employment with the Company will terminate effective as of April 1, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWELL BRANDS INC.

Dated: March 21, 2024	By:	/s/ Bradford R. Turner
Bradford R. Turner
Chief Legal & Administrative Officer and Corporate Secretary